Diversified Restaurant Announces Management Succession Plan
May 24, 2016

NEWS

RELEASE

27680 Franklin Road Southfield, Michigan 48034
FOR IMMEDIATE RELEASE
Diversified Restaurant Holdings Announces Management Succession Plan

•	Chief Financial Officer David Burke to become Chief Executive Officer by January 1, 2017

•	CEO Michael Ansley to retain Executive Chairman role upon transition

•	Company also announces plan to evaluate strategic alternatives for Bagger Dave’s restaurants to enhance shareholder value
SOUTHFIELD, MI, May 24, 2016 -- Diversified Restaurant Holdings, Inc. (NASDAQ: SAUC) ("DRH" or the "Company"), the largest franchisee for Buffalo Wild Wings® ("BWW") and creator and operator of Bagger Dave's Burger Tavern® ("Bagger Dave's"), today announced a management succession plan that advances David G. Burke, Chief Financial Officer, to President and Chief Executive Officer on January 1, 2017, or upon the selection of a new chief financial officer, whichever comes first. Current Chairman, President and CEO, Michael Ansley, will remain as Chairman of the Board after the transition.
Mr. Ansley commented, “Over the last six years, David has demonstrated the breadth of his financial expertise and business acumen as our chief financial officer and has proven his strong leadership skills and in-depth knowledge of the restaurant industry. This change will free me up to focus on the broader, longer term strategic plan for DRH and alternatives for Bagger Dave’s. I believe our transition plan provides for a smooth transfer of roles and responsibilities while we look for a new chief financial officer. We are also fortunate in this leadership transition to have a well-established Chief Operating Officer in Jason Curtis who has the deep knowledge of our BWW franchise operations, which comprises approximately 90% of our business. David and Jason are both strong operators, very much in tune with our customers’ preferences and well respected throughout our organization and with our franchisor.”
Prior to joining the Company, Mr. Burke held roles of increasing responsibility in finance, marketing and corporate development at Federal Mogul Corporation, a leading global supplier of powertrain and safety technologies to OEMs and the worldwide aftermarket. Mr. Burke earned his Bachelor of Science degree in mechanical engineering from the University of Dayton and Master of Business Administration with a concentration in finance from the University of Michigan, Ross School of Business.

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Diversified Restaurant Announces Management Succession Plan
May 24, 2016

Enhancing Shareholder Value
The Company also announced that it is evaluating strategic alternatives for its Bagger Dave’s restaurants and brand.
Mr. Ansley noted, “Last year, we made the strategic decision to focus our resources on the further development and expansion of our Buffalo Wild Wings franchise while we right-sized our Bagger Dave’s operations to grow average unit volume and drive profitability. We continue to believe the Bagger Dave’s concept has potential.”
There can be no assurance that the Company’s evaluation will result in a transaction or that any transaction, if pursued, will be consummated. The evaluation may be terminated at any time and without notice. DRH does not intend to disclose development with respect to this process unless and until the Board of Directors has approved a specific transaction or course of action.
DRH has 19 Bagger Dave restaurants in Indiana, Michigan and Ohio.
About Diversified Restaurant Holdings, Inc.
Diversified Restaurant Holdings, Inc. operates 63 BWW franchised restaurants in key markets in Florida, Illinois, Indiana, Michigan and Missouri. The Company also owns and operates 19 Bagger Dave's restaurants in Indiana, Michigan and Ohio. For more information, visit www.baggerdaves.com. The Company routinely posts news and other important information on its website at www.diversifiedrestaurantholdings.com.
Safe Harbor Statement
The information made available in this news release contains forward-looking statements which reflect DRH's current view of future events, results of operations, cash flows, performance, business prospects and opportunities. Wherever used, the words "anticipate," "believe," "expect," "intend," "plan," "project," "will continue," "will likely result," "may," and similar expressions identify forward-looking statements as such term is defined in the Securities Exchange Act of 1934. Any such forward-looking statements are subject to risks and uncertainties and the Company's actual growth, results of operations, financial condition, cash flows, performance, business prospects and opportunities could differ materially from historical results or current expectations. Some of these risks include, without limitation, the impact of economic and industry conditions, competition, food and drug safety issues, store expansion and remodeling, labor relations issues, costs of providing employee benefits, regulatory matters, legal and administrative proceedings, information technology, security, severe weather, natural disasters, accounting matters, other risk factors relating to business or industry and other risks detailed from time to time in the Securities and Exchange Commission filings of DRH. Forward-looking statements contained herein speak only as of the date made and, thus, DRH undertakes no obligation to update or publicly announce the revision of any of the forward-looking statements contained herein to reflect new information, future events, developments or changed circumstances or for any other reason.

For more information, contact:
Investor and Media:
Deborah K. Pawlowski
Kei Advisors LLC
716.843.3908
dpawlowski@keiadvisors.com

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